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                                                                      EXHIBIT 99


                                           For further information contact:
                                           Lewis M. Phelps
                                           Sitrick And Company at (310) 788-2850


                                           FOR IMMEDIATE RELEASE

 HAYES LEMMERZ WILL RESTATE FINANCIAL RESULTS FOR FISCAL 2000 AND FIRST QUARTER
                  OF 2001 TO CORRECT CERTAIN ACCOUNTING ERRORS

Curtis J. Clawson, Recently Named as President and CEO, Is Also Elected Chairman

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SUMMARY: Hayes Lemmerz International will restate financial results for fiscal
2000 and the first quarter of fiscal 2001 to correct errors in the accounting for certain items, and to write down the value of certain impaired assets at one of its manufacturing facilities. The Company cautions that until the restatements are completed, the financial statements for fiscal 2000 and the accompanying independent auditor's report, and for the first quarter of fiscal 2001, should not be relied upon. The Company is in discussions with its lenders to resolve its non-compliance with financial covenants. The Company has delayed its announcement of fiscal second quarter results. Curtis J. Clawson, recently named as president and chief executive officer, is additionally named chairman. Mr. Clawson remains positive about the Company's prospects.
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         Northville, MI - September 5, 2001- Hayes Lemmerz International, Inc.
(NYSE: HAZ) announced that it will restate its financial results for the fiscal year ended January 31, 2001 (fiscal 2000) and related quarterly periods, as well as for the fiscal quarter ended April 30, 2001. The financial restatements will correct errors that the Company and its auditors, KPMG LLP, have identified in the accounting for certain items, and write down the value of certain impaired assets at one of its manufacturing facilities.


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         The Company cautioned that until the financial restatements are completed, its financial statements for fiscal 2000 and the accompanying independent auditor's report, for the fiscal 2000 quarterly periods, and for the first quarter of fiscal 2001, should not be relied upon.

         The Company is completing its review of these matters in conjunction with KPMG. The Company estimates that the restatement will increase the previously reported fiscal 2000 net loss of $41.8 million, or $1.41 per share, by at least $14.7 million, or 50 cents per share, based on what is currently known in the investigation. Similarly, the previously reported first quarter 2001 loss of $7.6 million, or 27 cents per share, will increase by at least $27.1 million, or 95 cents per share.

         Earnings before interest, taxes, depreciation, amortization, and non-recurring charges, including impairment charges (EBITDA), previously reported as $336.3 million for fiscal 2000, are expected to be reduced by at least $21.0 million. EBITDA for the first quarter of fiscal 2001, previously reported at $72.5 million, are expected to be reduced by at least $9.0 million.

         The expected restatement of fiscal 2000 and fiscal first quarter 2001 results has two components:

         - The correction of accounting errors unrelated to the asset impairment charge is expected to increase the net loss for fiscal 2000 by at least $14.7 million, and reduce EBITDA by at least $21.0 million, and to increase the first quarter 2001 loss by at least $5.0 million and reduce first quarter EBITDA by at least $9.0 million.

         - Recognition of the Company's Petersburg, MI, plant as an impaired asset will increase the net loss for the 2001 first quarter by about $22.1 million and have no


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                  impact on EBITDA. The Company previously announced that it intends to close that plant by the end of 2001.

         Approximately half of the accounting errors are related to one manufacturing plant that has been subject to recurring operating difficulties. The Company is evaluating restructuring alternatives with respect to that facility. After giving effect to the estimated adjustments, in fiscal 2000 that facility had an EBITDA loss of $19.2 million, and in the first quarter of 2001 an EBITDA loss of $10.2 million.

         The Audit Committee of the Board of Directors has been given the responsibility to investigate these matters. The Audit Committee has engaged Skadden, Arps, Slate, Meagher & Flom LLP and Ernst & Young LLP to advise it during the Committee's review of the accounting issues and compliance with the Company's accounting policies.

         "These accounting errors occurred because of a failure within certain parts of the Company to comply with sound and well-established accounting policies," said John S. Rodewig, chairman of the Audit Committee of the Board of Directors, and retired president of Eaton Corp. "Although our investigation is not complete, we understand the nature of the problem and its probable impact on prior periods. The Board will take appropriate action to hold responsible parties accountable. Management will take all necessary steps to ensure full compliance with accounting policies to enable the Company to issue complete and accurate financial statements for future periods."

         The Company also announced that Curtis J. Clawson, president and chief executive officer, has been elected chairman, succeeding Ranko "Ron" Cucuz.



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         Mr. Clawson, who was named president and CEO effective August 1, said,
"I am focusing my attention on the future and our ability to improve financial results." He joined Hayes Lemmerz after successfully improving operations in previous senior executive positions at American National Can Group and AlliedSignal Inc. "I remain excited about the future of Hayes Lemmerz. We are identifying significant opportunities for improvement in financial performance through strategic growth, cost cutting, process improvement, and disposition of non-core assets. We also are moving swiftly to strengthen our bonds with customers, employees and vendors."

         The Company intends to amend and refile its Form 10-K for the year ended January 31, 2001, and its Form 10-Q for the quarter ended April 30, 2001, as promptly as possible. The Company noted that the actual amount of the restatement, as well as the allocation to prior periods, will not be definitively determined, and amended reports will not be filed with the Securities and Exchange Commission, until the review is completed. The Company could not give assurance that the finally determined amount of the restatement will not be materially different than the estimated amount or that other adjustments might not be necessary.

         As a result of the restatements of the Company's historical operating results, the Company will not be in compliance with certain of the financial covenants under its senior secured credit facility as of October 31, 2000, January 31, 2001, and April 30, 2001. However, the Company is in discussions with its lenders to obtain amendments of that facility to cure all covenant defaults. The Company said it cannot provide assurance when it will obtain such amendments.


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         Because of time required to complete the work related to these issues, the Company has delayed its normal announcement of financial results for its second fiscal quarter ended July 31, 2001. The Company expects to reschedule public announcement of its second quarter results and its conference call for later this month.

         Hayes Lemmerz International, Inc. is one of the world's leading global suppliers of automotive and commercial highway wheels, brakes, powertrain, suspension, structural and other lightweight components. The Company has annual sales of $2.2 billion with 46 plants, six joint-venture facilities and more than 14,000 employees worldwide.

THIS PRESS RELEASE INCLUDES FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, WHICH REPRESENT THE COMPANY'S EXPECTATIONS AND BELIEFS CONCERNING FUTURE EVENTS THAT INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CURRENTLY ANTICIPATED. ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACTS INCLUDED IN THIS RELEASE ARE FORWARD LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED IN SUCH FORWARD-LOOKING STATEMENTS INCLUDE THE COMPLETION OF THE AUDIT COMMITTEE'S REVIEW, WHICH COULD UNCOVER ADDITIONAL ADJUSTMENTS IN PRESENTLY UNKNOWN AREAS, THE PREPARATION OF RESTATED HISTORICAL FINANCIAL STATEMENTS, FINAL AUDIT ADJUSTMENTS, AS WELL AS THOSE FACTORS SET FORTH IN OUR PERIODIC REPORTS FILED WITH THE SEC. CONSEQUENTLY, ALL OF THE FORWARD LOOKING STATEMENTS MADE IN THIS PRESS RELEASE ARE QUALIFIED BY THESE AND OTHER FACTORS, RISKS AND UNCERTAINTIES.